UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 20, 2008

Adolor Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30039	31-1429198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Pennsylvania Drive, Exton, PA	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 595-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 20, 2008, Adolor Corporation (Nasdaq: ADLR) (the “Company”) and GlaxoSmithKline (NYSE: GSK) announced that the U.S. Food and Drug Administration (FDA) approved Entereg® (alvimopan) for the proposed indication of acceleration of time to upper and lower gastrointestinal recovery following partial large or small bowel resection surgery with primary anastomosis. Entereg® will be available for short-term use in hospitals registered under the Entereg Access Support and Education program (E.A.S.E.™).

The FDA approval of Entereg® triggers a $20 million milestone payment to the Company pursuant to the Company’s collaboration agreement with GlaxoSmithKline.

The press release issued by the Company concerning this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release of the Company, dated May 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOLOR CORPORATION

By:	/s/ Thomas P. Hess
Name:	Thomas P. Hess
Title:	Vice President, Finance and Chief Financial Officer

Dated: May 21, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of the Company dated May 20, 2008.